                                                                    EXHIBIT 23.9




                                     CONSENT


         The undersigned hereby consents to the reference to his name in the prospectus forming a part of this registration statement on Form SB-2 of LORECOM Technologies, Inc. and all amendments thereto, and consents to serve as a director of LORECOM Technologies, Inc. if the acquisitions described in the prospectus and all transactions related thereto, are consummated.



                                                   /s/ Andrew May
                                                   --------------------------
                                                   Andrew May

June 21, 1999